Exhibit 99.1

Remark Media Announces Investment in Bombo Sports
Exhibits Continued Commitment to Sports Content Vertical

Las Vegas, NV February 18, 2014 – Remark Media, Inc. (NASDAQ: MARK), a global digital media company, announced today that it has loaned $1 million to Bombo Sports & Entertainment, LLC, a sports documentary film company that since its founding has created over 75 original films including Manchester United: Beyond the Promised Land, Ultimate Jordan, and Still We Believe: The Boston Red Sox Movie.  Additionally, Remark Media and Bombo Sports are in the process of negotiating a proposed acquisition of Bombo Sports by Remark Media.

Shing Tao, Chairman and Chief Executive Officer of Remark Media, said, "We took our first step in launching our sports vertical in November 2013 by being the official digital distributor of the Clash in Cotai boxing event, headlined by Manny Pacquiao vs. Brandon Rios, in which we successfully reached more than five times the US domestic viewership for the event in our target markets of Greater China and South Korea.  In conjunction with the Clash in Cotai, co-promoted by Top Rank and Venetian Cotai, we launched China’s first Boxing Channel distributed on PPTV’s streaming video platform.  By investing in and pursuing an acquisition of Bombo Sports, which has been trusted to tell the stories of the most globally recognized sports brands and athletes over the past three decades, we are seeking to build on this momentum and exhibit our continued commitment to our sports content vertical globally."

Remark Media expects that its acquisition of Bombo Sports will be completed within the next 45 days.  However, Remark Media and Bombo Sports have not entered into any binding agreements with respect to such proposed acquisition and Remark Media cannot provide any assurances that it will be able to complete such transaction within the expected timeframe or at all.  Additionally, Remark and Bombo are jointly working on global monetization strategies for the existing library.

About Remark Media

Remark Media, Inc. (NASDAQ: MARK) is a global digital media company focusing on delivering original content to the 18-to-34 year old demographic primarily in Asia and the United States through its assets focused on consumer verticals, including: Bikini.com, Banks.com, US Tax Center at IRS.com, FileLater, TaxExtension.com, MyStockFund, BoWenWang and ComoTudoFunciona. The Company is headquartered in Las Vegas, with operations in Beijing, China and Sao Paulo, Brazil.

Forward-Looking Statements

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be in the future tense, and often include words such as “anticipate”, “expect”, “project”, “believe”, “plan”, “estimate”, “intend”, “will” and “may”. These statements are based on current expectations, but are subject to certain risks and uncertainties, many of which are difficult to predict and are beyond the control of Remark Media. Relevant risks and uncertainties include those referenced in Remark Media’s filings with the SEC, and include but are not limited to: our losses and need to raise capital; successfully developing and launching the Boxing Channel; reliance on third parties such as PPTV; ability to procure content and monetize audiences; restrictions on intellectual property under agreements with third parties; challenges inherent in developing an online business; reliance on key personnel; risks of business in foreign countries, notably China and Brazil, including obtaining regulatory approvals and adjusting to changing political and economic policies; governmental laws and regulations, including unclear and changing laws and regulations related to the internet sector in foreign countries, especially China; general industry conditions and competition; and general economic conditions, such as advertising rate, interest rate and currency exchange rate fluctuations. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. Remark Media assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Contact:

Remark Media, Inc.
Investor Relations
(702) 701-9517
ir@remarkmedia.com